UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 5, 2007

ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)

Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1221 E. Houston, Broken Arrow Oklahoma	74012
(Address of Principal Executive Offices)	(Zip Code)

(918) 251-9121
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

□	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 6, 2007, the Board of Directors of ADDvantage Technologies Group, Inc. (the “Company”) approved a new Senior Management Incentive Compensation Plan (the “Incentive Plan”). Participating in the Incentive Plan will be the Chairman of the Board (“Chairman”), President and Chief Executive Officer (“CEO”), Chief Operating Officer (“COO”) and Chief Financial Officer (“CFO”) as well as other participants subject to the approval of the Compensation Committee of the Board of Directors.

Awards under the new Incentive Plan, ranging from 15% to 55% of base salary for each of the Chairman and CEO, 11.25% to 41.3% of the base salary of the COO and 7.5% to 27.5% of the base salary of the CFO, will be based on actual earnings before interest and taxes in relation to a target amount.  The target amount was established as a set percentage of an amount equal to 105% of the Company's prior year revenue.

The new Incentive Plan replaces the Senior Management Incentive Compensation Plan that was approved on March 6, 2006. Awards under the prior plan, ranging from 25% to 100% of the base salary for each of Chairman and CEO and 15% to 70% of the base salary for the CFO, were based on actual earnings before interest and taxes  in relation to a target amount.

A copy of the Incentive Plan is attached as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

The annual meeting of stockholders of ADDvantage Technologies Group, Inc. (the "Company") was held on March 6, 2007. At the meeting the shareholders approved, either in person or by proxy vote, the director nominees including Kenneth A. Chymiak, David E. Chymiak, Stephen J. Tyde, Freddie H. Gibson and Henry F. McCabe and ratified the appointmant of Hogan & Slovacek as the Company’s independent auditors for fiscal year 2007.

ITEM 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

      The following exhibit is furnished herewith:

  10.1        Senior Management Incentive Compensation Plan
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDVANTAGE TECHNOLOGIES GROUP, INC.

Date: March 9, 2007	By: /s/ Kenneth A. Chymiak
Kenneth A. Chymiak
President and Chief Executive Officer

Exhibit Index

Exhibit Number      Description

9
10.1	Senior Management Incentive Compensation Plan